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                                                                    Exhibit 99.1
                                  PRESS RELEASE

                                 ASTRO-MED, INC.
                            600 East Greenwich Avenue
                        West Warwick, Rhode Island 02893

For Immediate Release

Contact:      Albert W. Ondis
              Joseph P. O'Connell                               August 17, 2004
              Astro-Med, Inc.
              (401) 828-4000

                    Astro-Med Reports Second Quarter Results;
                   Directors Declare Regular Cash Dividend and
                       Authorize Additional Stock Buyback

West Warwick, RI, August 17, 2004 -- Astro-Med,  Inc.  (NASDAQ:ALOT) reports net income of $602,000, equal to 10 cents per diluted share, on sales of $13,990,000 for the Second Quarter ending July 31, 2004. During the corresponding  period of the previous  year,  the Company  reported  net income of $810,000,  equal to 16 cents per diluted share, on sales of $14,023,000.

During  the  Six-Month  Period  of  the  current  fiscal  year,   earnings  were
$2,201,000,  equal to 38 cents per diluted share, on sales of  $28,232,000.  For the  corresponding  period  last  year the  Company  reported  a net  profit  of
$1,316,000, equal to 27 cents per diluted share, on sales of $27,237,000.

Commenting on the results,  Albert W. Ondis,  Chief Executive  Officer,  stated:
"Although the  QuickLabel  Systems  product  group,  famous for its unique color label  printers,  grew by 19%, the other two product  groups lagged as customers postponed  purchases.  We believe the purchase deferrals were seasonal in nature
and  not  the  result  of  competitive  activities.   Nevertheless,  we  made  a
significant  increase in our field sales force during the  quarter,  in order to take advantage of the significant number of new sales opportunities generated by the  continuous  stream of new product  introductions  now  underway.  Remaining focused on our goal to grow as rapidly as possible,  we will continue to develop and introduce new products and to strengthen our sales and marketing activities.

"The Company's  financial  position remains very strong with cash and marketable securities at $13.1 million, a current ratio of 4.7 to 1, no long term debt, and a book value of $7.22 per share."

On August 16, 2004, the Directors of Astro-Med  increased the authorized buyback of the  Company's  shares of common  stock to 600,000,  and declared the regular quarterly  cash  dividend  of 4 cents per share  payable  on  October 1, 2004 to shareholders of record on September 10, 2004.

The Second Quarter  conference call will be held on Tuesday,  August 17, 2004 at
5:00 PM EDT.  It will be  broadcast  in real time on the  Internet  through  our website  at  www.astro-med.com.  We invite you to log on and listen in on
August 17th,  or access the  broadcast  any time for up to 5 days  following the event.

Astro-Med,  Inc.  is a  leading  manufacturer  of high tech  specialty  printing
systems,   electronic   medical   instrumentation,   and  test  and  measurement
instruments employed around the world in a wide range of industrial, scientific, and medical applications.

                                                            ASTRO-MED, INC.

                                                 Consolidated Statement of Operations
                                                In Thousands Except for Per Share Data
                                                              (Unaudited)
                                              Three-Months Ending             Six-Months Ending
                                         July 31, 2004     August 2,    July 31, 2004  August 2, 2003
                                                             2003
Net Sales                                       $13,990        $14,023        $28,232         $27,237

Gross Profit                                      5,920          5,816         11,714          10,866
                                                  42.3%          41.5%          41.5%           39.9%
Operating Expenses:
   Selling, General & Administrative          4,037          3,932          7,938           7,625
   Research & Development                       966            907          1,924           1,776
                                                  5,003          4,839          9,861           9,402

Operating Income                                    917            977          1,853           1,465
                                                   6.6%           7.0%           6.6%            5.4%

Other, Net                                           24             33            120              84

Income Before Taxes                                 941          1,010          1,973           1,548

Income Tax Benefit (Provision)                    (339)          (200)            228           (232)

Net Income                                        $ 602          $ 810         $2,201          $1,316

Net Income Per Share - Basic                   $   0.11       $   0.17       $   0.42        $   0.28
Net Income Per Share - Diluted                 $   0.10       $   0.16       $   0.38        $   0.27

Weighted Average Number of Common
   Shares  - Basic                                5,307          4,638          5,276           4,658
Weighted Average Number of Common
   Shares  - Diluted                              5,817          5,032          5,834           4,857

Dividends Declared Per Common Share
                                               $   0.04       $   0.04       $   0.08        $   0.08

                                                      Selected Balance Sheet Data
                                                In Thousands Except for Per Share Data

                                                          As of               As of
                                                      July 31, 2004     January 31, 2004

                 Cash & Marketable Securities             $13,140              $12,677

                 Current Assets                               $36,917              $32,017

                 Total Assets                                 $47,158              $42,065

                 Current Liabilities                           $7,599               $7,518

                 Shareholders' Equity                         $38,339              $34,547

                              Safe Harbor Statement

This news release contains  forward-looking  statements,  and actual results may vary from those  expressed  or implied  herein.  Factors that could affect these results  include  those  mentioned in  Astro-Med's  FY2004 annual report and its annual and quarterly filings with the Securities and Exchange Commission.